UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2007

LEINER HEALTH PRODUCTS INC. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-33121 (Commission File Number)	95-3431709 (IRS Employer Identification Number)

901 East 233rd Street, Carson, California	90745
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 835-8400

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ _ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ _ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ _ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ _ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed on Form 8-K on March 22, 2007, our principal operating subsidiary, Leiner Health Products LLC, voluntarily suspended the production and distribution of its over-the-counter drug products that are manufactured, packaged or tested at its facilities in the United States in response to a list of inspection observations on Form 483 it received from Food and Drug Administration inspectors on March 16, 2007.

We will hold a conference call on Friday, March 30, 2007, at 10:00 a.m. Eastern Time to discuss certain events related to this voluntary suspension. The dial-in number for the conference call is (800) 633-8631 for domestic calls and (609) 450-1020 for international calls. Participants should reference “Leiner Presentation” to enter the conference call. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from March 30, 2007 through April 6, 2007, and can be accessed by dialing (800) 835-2663.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.

By:	/s/ Robert K. Reynolds
Robert K. Reynolds Chief Operating Officer

Date: March 29, 2007